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                                                                   EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement date December 16, 1996, of Boyd Gaming Corporation on Form S-8 of our report dated August 23, 1996, appearing in the Annual Report on Form 10-K of Boyd Gaming Corporation for the year ended June 30, 1996.



DELOITTE & TOUCHE LLP

Las Vegas, Nevada
December 16, 1996